EXHIBIT A

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF NB
MANAGEMENT, NB LLC AND LBAM

     The address of each principal executive officer and director of NB Management and NB LLC, listed below is 605 Third Avenue, New York, New York 10158. The address of each principal executive officer and director of LBAM, listed below is 200 South Wacker Drive, Suite 2100, Chicago, IL 60601.

Name	Principal Occupation
Joseph V. Amato	CEO and President, NB Holdings and NB LLC; Managing Director and Board member, LBAM.
Claudia A. Brandon	Senior Vice President and Assistant Secretary, NB Management; Senior Vice President, NB LLC; Executive Vice President and Secretary of the Trust.
Robert Conti	President and Chief Executive Officer, NB Management; Managing Director, NB LLC; President and Chief Executive Officer of the Trust.
Robert B. Corman	Managing Director and Chief Investment Officer, NB Management; Managing Director, NB LLC.
Maxine L. Gerson	Senior Vice President, Secretary and General Counsel, NB Management; Senior Vice President, Deputy General Counsel and Assistant Secretary, NB LLC; Vice President, Assistant Secretary and Deputy General Counsel, NB Holdings; Executive Vice President and Chief Legal Officer of the Trust.
Edward S. Grieb	Treasurer and Chief Financial Officer, NB Management; Managing Director and Chief Financial Officer, NB LLC; Chief Financial Officer, NB Holdings.
Kevin Handwerker	Managing Director, Secretary and General Counsel, NB LLC; Executive Vice President, Secretary and General Counsel, NB Holdings.
Richard W. Knee	Vice President, NB Management; Managing Director and Board member, LBAM.
Lori Loftus	Senior Vice President and Chief Compliance Officer, LBAM.
Andrew Provencher	Managing Director, NB Management and NB LLC; Vice President of the Trust.
Neil S. Siegel	Managing Director, NB Management and NB LLC; Vice President of the Trust.
Bradley C. Tank	Chairman, CEO, Board member and Managing Director, LBAM; Global Head of Fixed Income Asset Management and Co-Head of Institutional Asset Management, Lehman Brothers.
Chamaine Williams	Senior Vice President and Chief Compliance Officer, NB Management; Senior Vice President, NB LLC; Chief Compliance Officer of the Trust.

A-1